UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
               Pursuant to Section 13 OR 15(d) of
               The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) September 15, 2005


                    American Water Star, Inc.
     (Exact name of registrant as specified in its charter)


       Nevada               001-32220            87 - 0636498

   (State or other       (Commission File       (IRS Employer
   jurisdiction of           Number)         Identification No.)
   incorporation)


       4560 SOUTH DECATUR BOULEVARD                 89103
                 SUITE 301
             LAS VEGAS, NEVADA

 (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (702) 740-7036

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On June 10, 2005, the Company was served with a Complaint styled Aaron Rents, Inc., Plaintiff vs. Camelot Ltd., Inc., American Water Star, Inc., and All Star Beverages, Inc., Defendants, Circuit Court for Pike County, Mississippi, Case No. 05-173-PCS. Plaintiff has alleged causes of action for breach of a real property lease and unlawful entry and detainer. Plaintiff seeks the delivery of the premises and the attachment of property and the posting of a bond during the pendency of the proceeding. The Company believes that the allegations are without merit and intends to defend this matter vigorously. The Company filed its answer and counterclaim on August 25, 2005 denying Plaintiff's allegations and asserted certain counterclaims against Plaintiff claiming that Defendants were wrongfully denied access to continue its operations on and in the leased premises since May 23, 2005 which resulted in great harm and damage to its business, ability to operate, ability to produce its finishes product, to have access to, to protect its inventory and to move finished product and to generally carry on its business.

     On August 25, 2005 there was a hearing on Plaintiff's request for immediate possession of certain equipment and possession of the premises leased to Defendants and on Defendants' answer and counterclaim. After having heard testimony, the Court entered an Order Denying Possession on September 15, 2005. The Court found that Plaintiff failed to establish a default by Defendants in regard to the equipment being purchased from Plaintiffs and further that Plaintiff failed to prove that Defendants did not perform or meet their obligations under the lease agreement. The Court further found that Plaintiff had entered the premises, took possession of all personal property therein on May 23, 2005 and moved its own merchandise and inventory into the premises leased to Defendants. Accordingly, the Court ordered that Plaintiff had until Friday, September 2, 2005 to remove its inventory and merchandise from the leased premises and return possession and control of the leased premises and property to Defendants. Defendants were granted entry to the premises on September 2, 2005, however, Plaintiff had failed to remove its inventory and merchandise as ordered by the Court. As of the date of this Report, Plaintiff still occupies a substantial portion of the leased premises.

     On September 19, 2005, mediation between the parties was held to discuss settlement. We are awaiting the Mediator's decision.


SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Dated:  September 20, 2005


                                   AMERICAN WATER STAR, INC.


                                   By: /s/ Roger Mohlman
                                   Name:   Roger Mohlman
                                   Title:  President and Chief
                                           Executive Officer